Filed Pursuant to
                                                                Rule 424(b)(3)
                                                            File No. 333-83208



                         PRICING SUPPLEMENT NO. 17 DATED
                           MAY 28, 2002 TO PROSPECTUS
                       DATED MARCH 15, 2002 AND PROSPECTUS
                         SUPPLEMENT DATED MARCH 15, 2002

                           BOEING CAPITAL CORPORATION

                      Boeing Capital Corporation InterNotes
                   Due Nine Months or More From Date of Issue

         Except as set forth herein, the Boeing Capital Corporation InterNotes offered hereby (the "Notes") have such terms as are described in the accompanying Prospectus dated March 15, 2002, as amended and supplemented by the Prospectus Supplement dated March 15, 2002 (the "Prospectus").

Aggregate Principal Amount:           $5,226,000

Price to Public:                      100%

Concession:                           1.2%

Net Proceeds:                         $5,163,288

Original Issue Date                   May 31, 2002
(Settlement Date):

Stated Maturity Date:                 May 15, 2009

Interest Rate:                        5.50% per annum

Interest Payment Dates:               Commencing June 15, 2002 and thereafter
                                      on the 15th calendar day of each
                                      month up to and including the Maturity
                                      Date

Optional Redemption:                  [ ] Yes
                                      [X] No

Survivor's Option:                    [X] Yes
                                      [ ] No

Form of Notes Issued:                 [X] Book-Entry Notes
                                      [ ] Certificated Notes

CUSIP Number:                         09700PAS7

Joint Lead Managers and Lead Agents:  Banc of America Securities LLC and
                                      INCAPITAL, LLC

Agents: A.G. Edwards & Sons, Inc., Charles Schwab & Co., Inc., Edward D. Jones & Co., L.P., Merrill Lynch & Co., Morgan Stanley, Quick and Reilly Inc., Salomon Smith Barney, U.S. Bancorp Piper Jaffray, UBS PaineWebber, Wachovia Securities